UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 27, 2006
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600
Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 3

Item 1.01 Entry Into Material Definitive Agreements.
Effective October 27, 2006, in connection with his appointment as Senior Vice President and Chief Financial Officer, we entered into an Employment Agreement with Andrew P. Becnel. Mr. Becnel’s Employment Agreement provides for a term of three years, automatically renewing annually for an additional three years. If we terminate Mr. Becnel without Cause (as defined in the employment agreement), if he terminates his employment for Good Reason (as defined in the employment agreement) or if his employment is terminated by reason of his death or Disability (as defined in the employment agreement), he will receive a payment of the total of (1) an amount equal to three times the sum of the highest base salary during the five years prior to the year of termination and the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to three times all employer contributions to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal and state taxes thereon, (4) an amount equal to three times all fringe benefits and (5) any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan). In addition, all benefits under all deferred compensation and other benefit plans, including restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination for a period of three years provided he makes his required contribution. Payments will be grossed up to satisfy any tax payments that may be required under Section 4999 of the Internal Revenue Code. Mr. Becnel’s existing Indemnification Agreement with us, dated September 29, 2005 and previously filed, remains in effect.
Effective October 27, 2006, in connection with her appointment as Vice President — Accounting and Chief Accounting Officer, we entered into an Employment Agreement and an Indemnification Agreement with Jessica Abarca. The Indemnification Agreement provides that we will indemnify Ms. Abarca if she becomes a party to or is threatened with a legal matter arising out of her serving as a director, officer, employee, agent or fiduciary of us or serving in a similar capacity of another entity at our request. This indemnification would not be applicable in respect of any fraud or dishonesty of Ms. Abarca. Ms. Abarca’s Employment Agreement provides for a term of three years, automatically renewing annually for an additional three years. If we terminate Ms. Abarca without Cause (as defined in the employment agreement), if she terminates her employment for Good Reason (as defined in the employment agreement) or if her employment is terminated by reason of his death or Disability (as defined in the employment agreement), she will receive a payment of the total of (1) an amount equal to two times the sum of the highest base salary during the five years prior to the year of termination and the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to two times all employer contributions to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal and state taxes thereon, (4) an amount equal to two times all fringe benefits and (5) any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan). In addition, all benefits under all deferred compensation and other benefit plans, including restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination for a period of two years provided she makes her required contribution. Payments will be grossed up to satisfy any tax payments that may be required under Section 4999 of the Internal Revenue Code.
These descriptions of the employment and indemnification agreements are qualified in their entirety by reference to the agreements, which are filed as exhibits to this report.

Item 1.02	Termination of Material Definitive Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 27, 2006, we announced that Lisa W. Rodriguez, our Senior Vice President and Chief Financial Officer, is leaving the company, that Andrew P. Becnel has become our Chief Financial Officer and Senior Vice President, and that Jessica Abarca has become our Vice President — Accounting and Chief Accounting Officer. A copy of the press release announcing these events is attached as an exhibit to this report.
Mr. Becnel, 38, joined the company in June 2002 and has served as Vice President — Finance since May 2004 and as Associate General Counsel from June 2002 to May 2004. Prior to joining us, Mr. Becnel was Securities Counsel of Koch Investment Group (the investment and securities trading division of Koch Industries) from 2001 to 2002 and Senior Associate Attorney with the law firm of Andrews & Kurth, L.L.P. from 1995 until 2001.
Ms. Abarca, 35, joined us in November 1996, and has served as Vice President — Finance of our Completion and Production Systems division since May 2003. From 1996 until 2003, Ms. Abarca served in several finance and accounting managerial positions. Prior to joining us, she was a Senior Auditor with Ernst & Young, LLP from 1993 until 1996.
In connection with her departure, Ms. Rodriguez will receive a severance payment of the total of (a) three times the sum of her current base salary and her 2005 bonus, (b) any accrued and unpaid salary and pro-rated bonus for year 2006, (c) three times all employer contributions we made on her behalf to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal taxes, (d) three times all fringe benefits we paid to her in the past year and (e) any benefits payable under our nonqualified executive retirement plan. Any unvested stock options and restricted share grants she holds also become fully vested.
Item. 9.01 Exhibits
(c)	Exhibits
10.1	Employment Agreement, dated as of October 27, 2006, between Weatherford International Ltd. and Andrew P. Becnel.

10.2	Employment Agreement, dated as of October 27, 2006, between Weatherford International Ltd. and Jessica Abarca.

10.3	Indemnification Agreement, dated as of October 27, 2006, between Weatherford International Ltd. and Jessica Abarca.

99.1	Press Release dated October 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: October 27, 2006	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel